Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 117 to the Registration Statement on Form N–1A of Fidelity Rutland Square Trust II: Strategic Advisers Fidelity International Fund, of our report dated April 12, 2022; Strategic Advisers Small-Mid Cap Fund, Strategic Advisers International Fund, and Strategic Advisers Emerging Markets Fund, of our reports dated April 14, 2022; and Strategic Advisers Core Income Fund and Strategic Advisers Income Opportunities Fund, of our reports dated April 20, 2022, relating to the financial statements and financial highlights included in the February 28, 2022 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 21, 2022